Exhibit 99.1

N E W S	R E L E A S E

CONTACT:
MVB Financial Corp.
Donald T. Robinson, CFO
(304) 594-3500
drobinson@mvbbanking.com

MVB Financial Reports Increased Net Income for Full Year 2016

The following results compare the full year 2016 to the full year 2015:

•	Net income increased by 89.44 percent to $12.912 million
•	Net loans increased 1.91 percent to $1.044 billion
•	Total deposits increased 9.36 percent to $1.107 billion
•	Total assets increased 2.48 percent to $1.419 billion

FAIRMONT, W.Va. (March 10, 2017) – MVB Financial Corp. (OTC Markets Group OTCQB: MVBF) and its subsidiaries - MVB Bank and MVB Mortgage (collectively "MVB") - reported total net income for the full year 2016 of $12.912 million, an 89.44 percent increase over the prior year, due in part to a $3.9 million after-tax gain on the asset sale of its wholly-owned subsidiary MVB Insurance. In December of 2016, MVB completed a private placement of common stock with gross proceeds of approximately $22 million which, along with earnings, increased shareholders' equity to $145.625 million, a 26.95 percent increase over the prior year. Total assets increased 2.48 percent over the full year 2015, to $1.419 billion for 2016.
"Our performance throughout 2016 was strong and profitable for MVB,” said Larry F. Mazza, CEO, MVB Financial Corp. “Our full year net income increased notably, aided by the strategic focus on furthering long-term shareholder value.”
Throughout 2016, MVB continued earnings momentum from its prior record year in 2015.
Comparing full year results from 2016 to 2015:

•	Net income increased by 89.44 percent to $12.912 million

•	Net loans increased 1.91 percent to $1.044 billion

•	Total deposits increased 9.36 percent to $1.107 billion

•	Total assets increased 2.48 percent to $1.419 billion

Comparing results from fourth quarter 2016 to the fourth quarter 2015:

•	Net income increased 64.55 percent to $2.3 million

•	Net loans increased $19.6 million or 1.91 percent, driving total assets up 2.48 percent to reach $1.419 billion

•	Total deposits grew by $94.7 million to $1.107 billion, a 9.36 percent increase

•	Net interest income grew 9.52 percent, or $941 thousand, to $10.825 million

•	Noninterest income increased 42.11 percent or $2.983 million

•	Total shareholder equity increased 26.95 percent to $145.625 million

Comparing results from the fourth quarter 2016 to the third quarter 2016:

•	Net income decreased 0.13 percent or $3 thousand

•	Net interest income increased 0.89 percent or $96 thousand

•	Noninterest income decreased 19.64 percent or $2.460 million

•	Net loans decreased 2.17 percent or $23.159 million

•	Deposits decreased 1.75 percent or $19.773 million

In the fourth quarter 2016, MVB slowed loan growth to realign the asset mix of the balance sheet and at the same time experienced the seasonal decline in mortgage production and deposits from public fund entities due to the tax cycle.

"Our year end results demonstrate the benefits of our consistent focus on execution of our strategic plan and increasing our net interest margin," Mazza said.

Notable actions:

•
On June 30, 2016, at the end of the second quarter, MVB announced the sale of substantially all of the assets of its wholly-owned subsidiary, MVB Insurance, LLC (MVB Insurance), to USI Insurance Services (USI). MVB and MVB Insurance retained the assets related to, and continue to operate, MVB Insurance's title insurance business. The company realized a pre-tax gain of $6.9 million because of the transaction.

•	The MVB Board of Directors approved four quarterly dividends throughout the year, totaling $0.08 for the year 2016.

•
In December 2016, MVB Financial announced the closing of a private placement of common stock with gross proceeds of approximately $22 million. MVB issued 1,913,044 shares of common stock, at a price of $11.50 per share to certain institutional investors. The proceeds from the private placement will be used for general corporate purposes. A portion of the proceeds, $8.5 million, was used in January 2017 to redeem the preferred stock issued to the United States Department of Treasury in connection with the Company's participation in the Small Business Lending Fund.

•
BauerFinancial, Inc., the nation’s leading bank rating and research firm, again recognized MVB Bank as a 5-Star Superior bank, indicating MVB’s bank’s safety, soundness and financial strength. MVB Bank has received the 5-Star Superior bank rating for 23 consecutive quarters and a BauerFinancial, Inc., Recommended Bank rating for 57 consecutive quarters.

About MVB Financial Corp.
MVB is a financial holding company headquartered in Fairmont, W.Va. Through its subsidiary, MVB Bank, Inc., and the bank’s subsidiary, MVB Mortgage, the company provides financial services to individuals and corporate clients in the Mid-Atlantic region.
The OTCQB is a market tier operated by the OTC Market Group Inc., for over-the-counter traded companies that are current in their reporting with a U.S. regulator.
For more information, please visit ir.mvbbanking.com.

Forward-Looking Statements
All statements other than statements of historical fact included herein are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934. Such information involves risks and uncertainties that could result in the actual results of MVB Financial Corp. ("MVB Financial" or the "Company") differing materially from those projected in the forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “may,” “might,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “likely,” “potential” or “continue” or other similar terms or expressions. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to: (i) the Company may incur loan losses due to negative credit quality trends in the future that may lead to deterioration of asset quality; (ii) the Company may incur increased charge-offs in the future; (iii) the Company could have adverse legal actions of a material nature; (iv) the Company may face competitive loss of customers; (v) the Company may be unable to manage its expense levels; (vi) the Company may have difficulty retaining key employees; (vii) changes in the interest rate environment may have results on the Company's operations materially different from those anticipated by the Company's market risk management functions; (viii) changes in general economic conditions and increased competition could adversely affect the Company's operating results; (ix) changes in other regulations, government policies, and application of regulations affecting bank holding companies and their subsidiaries, including changes in monetary policies, may negatively impact the Company's operating results and that could negatively impact or preclude current and future acquisition activities; (x) the effects of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Basel III may adversely affect the Company; (xi) the risk that the benefits from any acquisitions may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, the degree of competition in the geographic and business areas in which the Company operates and integration factors; (xii) diversion of management time on acquisition or diversified growth issues; and (xiii) other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made and, except as required by law, we do not undertake any obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.
# # #